UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004 (January 20, 2004)

THE STANLEY WORKS
(Exact Name of Registrant as Specified in Charter)

Connecticut	1-5244	06-0548860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut	06053
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 225-5111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

The Stanley Works has declared its previously announced cash offer of £3.00 (U.S.$5.40) per share for the outstanding share capital of Blick plc to be wholly unconditional, effectively completing this acquisition. In addition, Stanley announced that the offer will remain open for acceptance until January 30, 2004 or such later date as The Stanley Works may determine.

A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 20, 2004, issued by The Stanley Works, announcing that it has declared its previously announced cash offer to be wholly unconditional, effectively completing this acquisition and that the offer will remain open for acceptance until January 30, 2004 or such later date as The Stanley Works may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STANLEY WORKS

Date:	January 20, 2004	/s/ Bruce H. Beatt

Name:	Bruce H. Beatt
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 20, 2004, issued by The Stanley Works, announcing that it has declared its previously announced cash offer to be wholly unconditional, effectively completing this acquisition and that the offer will remain open for acceptance until January 30, 2004 or such later date as The Stanley Works may determine.

Exhibit 99.1

FOR IMMEDIATE RELEASE

THE STANLEY WORKS REPORTS ACCEPTANCES OF APPROXIMATELY 86% OF OUTSTANDING SHARES OF BLICK PLC

Offer Declared Wholly Unconditional

New Britain, Connecticut, January 20, 2004 … The Stanley Works (NYSE: SWK) has declared its previously announced cash offer of £3.00 (US$5.40) per share for the outstanding share capital of Blick plc to be wholly unconditional, effectively completing this acquisition. Holders of approximately 86% of the outstanding shares of Blick plc (London Stock Exchange: BLK.L) have accepted the offer, either in cash or by electing to receive their consideration in the form of loan notes.

The offer will remain open for acceptance until January 30, 2004 or such later date as The Stanley Works may determine. In the event acceptances of the offer are received in respect of 90% or more of Blick plc’s outstanding shares, Stanley will exercise its resulting right to acquire compulsorily all remaining outstanding Blick plc shares.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and door systems for professional, industrial and consumer use.

Blick plc is a leading U.K. integrator of security solutions, communication, and time management solutions to the commercial and industrial sectors.

This announcement does not constitute an offer to sell or an invitation to purchase or subscribe for any securities.

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Contact: Gerry Gould Vice President, Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available under Financial News in the Investor Relations section of the company’s corporate web site at www.stanleyworks.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

All of the statements in this press release, other than historical facts, are forward looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. Such forward looking statements are subject to uncertainties and factors relating to Stanley’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of Stanley. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements. The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those expressed in or implied by forward looking statements: (i) the successful integration of the acquired business and other acquisitions with Stanley’s existing businesses and to realize the related financial benefits in a timely manner; (ii) the success of Stanley’s efforts to decentralize its operations functions, primarily into its Tools and Access Solutions business groups; (iii) the success of Stanley’s efforts to reduce its workforce and close certain facilities, including the resolution of any labor issues related to such activities, payments related to such activities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events; (iv) the success of Stanley’s efforts to restructure its Mac Tools organization in order to return it to profitability, including without limitation, Stanley’s ability to liquidate certain Mac Tools assets at a satisfactory price; (v) the success of Stanley’s marketing and sales efforts, including Stanley’s ability to recruit and retain an adequate sales force; (vi) continued improvements in productivity and cost reductions; (vii) the continued improvement in the payment terms under which Stanley buys and sells goods, materials and products; (viii) the ability to attract and retain quality management personnel; (ix) Stanley’s ability to fulfill demand for its products in a timely manner; (x) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (xi) Stanley’s ability to identify and engage a successor CEO on a timely basis; (xii) the continued success of The Home Depot, Lowe’s and Wal-Mart sales initiatives as well as other programs to stimulate demand for Stanley products; (xiii) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (xiv) the continued ability to effectively manage and defend litigation matters pending, or asserted in the future, against Stanley. Stanley’s future performance will also be affected by other external factors.

These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures of Stanley’s customers, increasing competition, changing demand for Stanley’s products, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and Stanley’s debt program, the strength of the U.S. economy and the strength of foreign currencies, including but not limited to the Euro, and the impact of events that cause or may cause disruption in Stanley’s distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which Stanley operates.

Stanley does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future.